Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, as amended (File No. 333-205426) the “Registration Statement”) of our report dated March 11, 2016, relating to the consolidated financial statements of WMIH Corp., which appears in this Annual Report on Form 10-K of WMIH Corp. for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Francisco, California

March 11, 2016